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                                                                   Exhibit 99.03

[LOGO - Del Global Technologies Corp.]

DGTC  -- press release - 8K.doc

                  Embargoed for release until 11/4/02; 9:00 am
                  --------------------------------------------

                              FOR IMMEDIATE RELEASE
                              ---------------------

                     DEL GLOBAL TECHNOLOGIES FILES FORM 8-K
                     --------------------------------------

          FILES A NOTIFICATION OF LATE FILING FOR FISCAL 2002 FORM 10-K
          -------------------------------------------------------------

VALHALLA, NY - November 4, 2002 -- Del Global Technologies Corp. (DGTC) ("Del" or "the Company") today announced the filing of a Form 8-K with the Securities and Exchange Commission (the "SEC") covering several recent, material corporate developments. The Company also announced that it has filed a Notification of Late Filing with the SEC, thereby triggering an automatic 15-day extension to file its Form 10-K for Fiscal 2002, which was due to be filed by November 1, 2002.

RECEIPT OF WELLS NOTICES BY TWO OUTSIDE DIRECTORS
-------------------------------------------------

On October 30, 2002, Del was informed that two of its outside directors, David Michael, Chairman of the Audit Committee, and Roger Winston, Chairman of the Board of Directors, received "Wells notices" from the Staff (the "Staff") of the SEC indicating that the Staff is considering whether or not to recommend the filing of a civil proceeding in connection with Del's previously reported accounting issues. These accounting issues arose prior to the arrival of Del's current management team. Before the Staff decides whether to make such a recommendation, the two directors have an opportunity to respond to the Wells notice. Del has been informed that the directors intend to respond to the Staff.

COMPANY REACHES AGREEMENT IN PRINCIPLE WITH SEC
-----------------------------------------------

Prior to October 30th, Del had reached an agreement in principle with the Staff of the SEC to settle claims regarding an investigation commenced by the SEC on December 11, 2000 in connection with the restatement of previously issued financial statements filed by the Company's former management team, specifically for the fiscal years 1997 through the third quarter of fiscal 2000. The proposed settlement will include a material financial penalty, and an injunction against future violations of the antifraud, periodic reporting, books and records and internal accounting control provisions of the federal securities laws. The proposed settlement is subject to, among other things, approval by the Commission and the Court. Del can give no assurance that this proposed settlement will be approved by either the Commission or the Court.



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Del Global Technologies                                                  Page 2
November 4, 2002

OBTAINS WAIVER OF DEFAULTS
--------------------------

Del has breached certain financial covenants pertaining to the fourth quarter of fiscal 2002 contained in its Loan and Security Document dated June 10, 2002 with Transamerica Business Capital Corporation ("Transamerica"). On November 1, 2002, Del received a waiver of such defaults from Transamerica in exchange for agreeing to decrease the amount available for borrowing under the credit facility by $1.5 million until the Company is in compliance with the covenants contained therein or the covenants are revised based upon future negotiations between the parties.

NOTIFICATION OF LATE FILING OF FORM 10-K
----------------------------------------

Del also announced that it has filed a Form 12b-25 with the SEC to obtain an automatic 15-day extension to file its Form 10-K for Fiscal 2002, which was due to be filed by November 1. This action was taken to allow management adequate time to finalize its disclosures.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Industrial applications for which Del supplies power subsystems include airport explosives detection, analytical instrumentation, semiconductor capital equipment and energy exploration.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.


CONTACT:
Del Global Technologies Corp.
Samuel E. Park, President & Chief Executive Officer
Thomas V. Gilboy, Chief Financial Officer
(914) 686-3600


INVESTOR RELATIONS:
The Equity Group Inc.
Devin Sullivan (212) 836-9608
Adam Prior     (212) 836-9606